UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
      Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 19, 2001


                      Federal Agricultural Mortgage Corporation
                 ------------------------------------------
              (Exact name of registrant as specified in its charter)



          Federally chartered
          instrumentality of
          the United States                0-17440               52-1578738
  (State or other jurisdiction of        (Commission           (I.R.S.Employer
   incorporation or organization)        File Number)        Identification No.)



       919 18th Street, N.W., Suite 200, Washington, DC
       ------------------------------------------------              20006
      (Address of principal executive offices)                     (Zip Code)


        Registrant's telephone number, including area code: (202) 872-7700


                                 ----------
         (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits.

      (a)   Not applicable.

      (b)   Not applicable.

      (c)   Exhibits:

                  99    Press release dated April 19, 2001.

Item 9.  Regulation FD Disclosure.

      On April 19, 2001, the Registrant issued a press release announcing the Registrant's financial results for first quarter 2001. The press release is filed as Exhibit 99 hereto and incorporated herein by reference.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION



                                    By:
                                       ---------------------------
                                        Name:   Nancy E. Corsiglia
                                        Title:  Vice President - Finance




Dated:      April 20, 2001

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION



                                    By:   /s/ Nancy E. Corsiglia
                                       ---------------------------------
                                        Name:   Nancy E. Corsiglia
                                        Title:  Vice President - Finance




Dated:      April 20, 2001

                                  EXHIBIT INDEX

Exhibit No.                   Description                           Page No.
-----------                   -----------                           --------

99                           Press Release Dated April 19, 2001         5

                                                                      Exhibit 99


                  NEWS

FOR IMMEDIATE RELEASE                                       CONTACT
---------------------                                       -------
April 19, 2001                                              Tom Clark
                                                            202-872-7700

                    Farmer Mac Continues Profit Advances in 2001

               Operating Earnings Per Share Up 29% for First Quarter

     Washington, D.C. -- The Federal Agricultural Mortgage Corporation (Farmer Mac, NYSE: AGM and AGMA) today announced diluted operating earnings per share of $0.27 for first quarter 2001, a new record reflecting a 29 percent increase over first quarter 2000 diluted earnings per share of $0.21, and an 8 percent increase over fourth quarter 2000 diluted earnings per share of $0.25. Operating income was $3.2 million for the quarter, compared to $2.4 million for first quarter 2000 and $2.9 million for fourth quarter 2000. Operating income, revenues, return on equity and earnings per share are new operating measures that exclude the cumulative effect of the change in accounting principles recognized on January 1, 2001 under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("FAS 133"), and its ongoing effects during the first quarter, in order to present measures consistent with prior presentations. Net income for first quarter 2001, including the cumulative and ongoing effects of FAS 133 during the quarter, was $2.2 million or $0.18 per share.

     Farmer Mac President and Chief Executive Officer Henry D. Edelman observed, "Farmer Mac demonstrated its ability once again to deliver consistent earnings growth. At the end of the quarter, outstanding guarantee volume for all Farmer Mac programs was a record $3.2 billion, up 35 percent over the year-earlier level. During the quarter, daily volume of loan purchases in both the Farmer Mac I cash window and Farmer Mac II programs grew steadily. With regard to the latter program, we are pleased to note that Farmer Mac II set a new record, with purchases of $47 million for the first quarter."

     "Furthermore, we did $98 million in Farmer Mac I purchases and guarantees, including $50 million in long-term standby commitments, and entered into agreements to provide Farmer Mac I long-term standby commitments for an additional $151 million that go into effect in the second quarter of 2001. Our flexibility to meet the changing and growing needs of agricultural lenders through these and other creative products has enhanced Farmer Mac's ability to increase its guarantee volume, and demand for these products continues to be strong in the second quarter. Although the timing and size of these transactions will vary, lender awareness of their economic and regulatory benefits is growing in the marketplace and Farmer Mac is ready to meet the needs of the lenders."

     "On the whole, we believe that agricultural market conditions for 2001 will be similar to those of 2000 - low commodity prices, favorable interest rates, relatively stable land values and consistent federal agricultural support - notwithstanding the change in the U.S. executive branch. Farmer Mac will continue to manage its operations within these parameters for the benefit of the farming community and our stockholders. We are confident that lenders' increasing focus on capital efficiency, competitiveness and credit concentration issues will keep the Corporation on track to meet or exceed market analyst projections as of the date of this release for its financial performance in 2001."

Net Interest Income

     Net interest income was $5.5 million for first quarter 2001, compared to $4.6 million for first quarter 2000 and $4.5 million for fourth quarter 2000. The net interest yield, exclusive of guarantee fees, was 0.66 percent for first quarter 2001, compared to 0.67 percent for first quarter 2000 and 0.60 percent for fourth quarter 2000. The increases in net interest income and net interest yield resulted from continued growth in our retained portfolio of Farmer Mac guaranteed securities (AMBS), augmented by sound financial strategies, including the ongoing rebalancing of Farmer Mac's debt obligations and investment portfolio in response to developments in the financial markets.

Other Income

     Other income, which is comprised of guarantee fee income and miscellaneous income, totaled $3.6 million for first quarter 2001, compared to $2.8 million for first quarter 2000 and $3.5 million for fourth quarter 2000. Guarantee fee income, the largest component of other income, was $3.4 million for first quarter 2001, compared to $2.6 million for first quarter 2000 and $3.4 million for fourth quarter 2000. The relative increases in guarantee fees reflect an increase in the average balance of outstanding guarantees. Miscellaneous income was $166,000 for first quarter 2001, compared to $182,000 and $149,000 for first quarter 2000 and fourth quarter 2000, respectively.

Operating Expenses

     During first quarter 2001, operating expenses totaled $2.6 million, compared to $2.4 million for first quarter 2000 and $2.3 million for fourth quarter 2000. Operating expenses were consistent as a percentage of operating revenues for the same quarters at 29 percent, compared to 33 percent and 28 percent, respectively, in the prior periods.

Credit

     As of March 31, 2001, Farmer Mac I loans purchased or guaranteed after the enactment in 1996 of changes to Farmer Mac's statutory charter ("post-1996 Act loans") that were 90 days or more past due, in foreclosure or in bankruptcy represented 2.62 percent of the principal balance of all post-1996 Act loans, compared to 1.45 percent as of March 31, 2000 and 1.25 percent as of December 31, 2000. (Farmer Mac assumes 100 percent of the credit risk on post-1996 Act loans; pre-1996 Act loans are supported by mandatory 10 percent subordinated interests that mitigate Farmer Mac's credit exposure.) Farmer Mac anticipates fluctuations in the delinquency rate from quarter to quarter, with higher levels likely to be reported during the first and third quarters of each year due to the semiannual payment characteristics of most Farmer Mac loans. While the year-over-year increase is not insignificant, it is more reflective of liquidity issues in the agricultural sector than a decline in land values or other potentially serious drivers of loan losses.

     Total direct governmental payments to the agricultural sector for 2000 are estimated by the U.S. Department of Agriculture (USDA) to have been a record $22.1 billion, resulting in farm income levels during 2000 significantly above the decade (1991-2000) average. The federal income support is not allocated equally to producers of all agricultural commodities, however, and farmers and ranchers producing agricultural commodities that receive significant federal income support should demonstrate greater liquidity than those who do not receive payments. It is expected that additional federal support will be provided to the agricultural sector in 2001, although the specific amount has not yet been determined.

     As of March 31, 2001, the weighted average loan-to-value ratio for all post-1996 Act loans was 50.7 percent. Although Farmer Mac expects to recognize losses on the existing post-1996 Act delinquent loans, management believes that those losses are adequately covered by the reserve for losses, based on the value of the collateral securing the loans. Management believes that the delinquent loans have current loan-to-value ratios that adequately protect against losses at liquidation, with the exception of certain loans that are partly secured by depreciable assets that may result in Farmer Mac incurring losses upon loan liquidation. Farmer Mac recognized $321,000 in losses in first quarter 2001. Farmer Mac's provision for principal and interest losses was $1.4 million for first quarter 2001, compared to $1.3 million for first quarter 2000 and $1.3 million for fourth quarter 2000. As of March 31, 2001, Farmer Mac's reserve for losses totaled $12.4 million, or 0.49 percent of outstanding post-1996 Act loans, compared to $7.9 million (0.42 percent) as of March 31, 2000.

Provision for Income Taxes

     The provision for income taxes totaled $1.6 million for first quarter 2001, compared to $1.3 million for first quarter 2000 and $1.6 million for fourth quarter 2000. Farmer Mac's effective tax rates for each quarter was 35.5 percent.

Capital

     Farmer Mac's regulatory core capital totaled $104.8 million as of March 31, 2001, compared with $91.6 million as of March 31, 2000 and $101.2 million as of December 31, 2000. The capital balance as of March 31, 2001 exceeded Farmer Mac's regulatory minimum capital requirement by approximately $14.1 million.

     On April 12, 2001, the Farm Credit Administration ("FCA") issued its final risk-based capital regulation for Farmer Mac. The regulation is scheduled to become effective in approximately one month, and one year after the effective date Farmer Mac will be required to meet the risk-based capital standards. As noted in our June 12, 2000 comment letter to the FCA on the proposed regulation, Farmer Mac believes that certain significant aspects of the risk-based capital regulation do not comply with the authorizing statute. The economic model incorporated in the regulation is extremely complex, and we are still analyzing its potential effects. We have requested that FCA assist us in understanding the operation of the regulation and the model; however, if unchanged, the regulation
- particularly those provisions that suggest to us that the FCA went outside the authorizing statute - could lead to an increase in the capital requirement for certain newly guaranteed off-balance sheet program assets and so alter Farmer Mac's strategic plan for future growth. While we are at this time uncertain whether the regulation, as issued, would alter that strategic plan, we expect that any issues raised by the regulation will be resolved in accordance with the authorizing statute before Farmer Mac is required to meet the risk-based capital standards.

     Average return on equity, excluding the effects of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, and FAS 133, was 12.3 percent for first quarter 2001, compared to 10.5 percent for first quarter 2000 and 11.5 percent for fourth quarter 2000.

Change in Accounting Principles

     FAS 133, a revised accounting rule for determining the treatment of derivative securities, became effective as of January 1, 2001. FAS 133 requires financial derivatives to be measured and recorded at fair value. Such derivatives, which Farmer Mac uses to hedge interest rate risk, were previously accounted for as off-balance sheet items and disclosed in the financial statement footnotes.

     The cumulative effect of this change in accounting principles, which accelerated recognition of certain costs associated with derivative instruments formerly amortized over the lives of those derivative instruments, was a charge of $726,000 and a negative adjustment of $8.6 million to other comprehensive income within stockholders' equity recognized on January 1, 2001. Farmer Mac projects that the charge to income will be offset over time (predominantly over the next two years) as Farmer Mac recognizes income from the assets hedged by the derivative instruments without recognizing any amortization of the related costs. Additionally, further net after tax charges against earnings under FAS 133 during first quarter 2001 totaled $380,000, and those included as net after tax reductions to other comprehensive income were $3.6 million. Management believes that reporting results by reference to operating income, revenues, return on equity and earnings per share provides a more accurate comparison of Farmer Mac's financial performance to previous presentations.

Forward-Looking Statements

     In addition to historical information, this release includes forward-looking statements reflecting management's current expectations for Farmer Mac's future financial results, business prospects and business developments. Management's expectations for Farmer Mac's future necessarily involve assumptions, estimates, and the evaluation of risks and uncertainties. Various factors could cause actual events or results to differ materially from those expectations. Some of the important factors that could cause Farmer Mac's actual results to differ materially from management's expectations include: (1) uncertainties regarding the rate and direction of the development of the secondary market for agricultural mortgage loans; (2) uncertainties in the agricultural economy resulting from low commodity prices, weak demand for U.S. agricultural products and crop damage from natural disasters; and (3) the implementation of additional statutory or regulatory restrictions applicable to Farmer Mac, such as the imposition of regulatory risk-based capital requirements with an aggregate effect in excess of the statutory minimum and critical capital levels or restrictions on Farmer Mac's investment authority. These and other factors are discussed in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission on March 26, 2001. The forward-looking statements contained herein represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of any revisions to the forward-looking statements included herein to reflect events or circumstances after today, or to reflect the occurrence of unanticipated events.

     Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans, and to facilitate capital market funding for U.S. Department of Agriculture guaranteed farm program and rural development loans. Farmer Mac's Class C and Class A common stocks are listed on the New York Stock Exchange under the symbols AGM and AGMA, respectively. Additional information about Farmer Mac (as well as the Form 10-K referenced above) is available on Farmer Mac's website at www.farmermac.com. An audio recording of the conference call to discuss Farmer Mac's first quarter 2001 earnings and this press release will be available on Farmer Mac's website after 2 p.m. eastern time, Friday, April 20, 2001.

                                     * * * *



                    Federal Agricultural Mortgage Corporation
                           Consolidated Balance Sheets


                                                   March 31,   December 31,   March 31,
                                                     2001         2000         2000
                                                   ---------   ------------   ---------
                                                            (in thousands)
 Assets:
   Cash and cash equivalents .................   $  320,437   $  537,871   $  344,822
   Investment securities .....................      819,957      836,757      927,673
   Farmer Mac guaranteed securities ..........    1,711,183    1,679,993    1,289,175
   Loans .....................................       12,407       30,279       28,897
   Financial Derivatives .....................          593         --           --
   Interest receivable .......................       33,570       55,681       29,308
   Guarantee fees receivable .................        3,055        5,494        2,618
   Prepaid expenses and other assets .........       14,856       14,824       16,827
    Total assets .............................   $2,916,058   $3,160,899   $2,639,320

 Liabilities and stockholders' equity:
   Notes payable:
    Due within one year ......................   $2,024,233   $2,201,691   $1,781,310
    Due after one year .......................      715,901      767,492      745,735
     Total notes payable .....................    2,740,134    2,969,183    2,527,045

   Financial Derivatives .....................       19,610         --           --
   Accrued interest payable ..................       15,706       20,852       11,904
   Accounts payable and accrued expenses .....       12,417       26,880        5,398
   Reserve for losses ........................       12,386       11,323        7,901
    Total liabilities ........................    2,800,253    3,028,238    2,552,248

   Stockholders' equity ......................      115,805      132,661       87,072
    Total liabilities and stockholders' equity   $2,916,058   $3,160,899   $2,639,320



                    Federal Agricultural Mortgage Corporation
                      Consolidated Statements of Operations

                                                           Quarter Ended
                                             March 31,     December 31,    March 31,
                                               2001           2000           2000
                                            (in thousands, except per share amounts)
 Interest income:
  Investments and cash equivalents .......   $ 21,088       $23,147        $21,958
  Farmer Mac guaranteed securities .......     28,740        28,886         21,694
  Loans ..................................        603           534          1,240
 Total interest income ....................    50,431        52,567         44,892

 Interest expense .........................    44,978        48,061         40,276
 Net interest income ......................     5,453         4,506          4,616
 Gains/(Losses) on financial derivatives
 and trading assets .......................      (589)          --             --
 Other income:
  Guarantee fees .........................      3,428         3,368          2,582
  Miscellaneous ..........................        166           149            182
 Total other income .......................     3,594         3,517          2,764
 Total revenues ...........................     8,458         8,023          7,380
 Other expenses:
  Compensation and employee benefits .....      1,237         1,168          1,251
  Regulatory fees ........................        223           133            150
  General and administrative .............      1,145           966          1,007
 Total operating expenses .................     2,605         2,267          2,408

  Provision for losses ...................      1,383         1,297          1,317
 Total expenses ...........................     3,988         3,564          3,725
 Income before income taxes ...............     4,470         4,459          3,655

 Income tax provision .....................     1,588         1,586          1,297
 Net Income before cumulative effect ......     2,882         2,873          2,358
 Cumulative effect of change
 in accounting principles, net of tax .....      (726)         --              --

 Net income ...............................  $  2,156       $ 2,873        $ 2,358

 Earnings per share:
    Basic earnings per share .............   $   0.19       $  0.26        $  0.22
    Diluted earnings per share ...........   $   0.18       $  0.25        $  0.21
 Earnings per share excluding cumulative
 effect of change in accounting principles:
    Basic earnings per share .............   $   0.26       $  0.26        $  0.22
    Diluted earnings per share ...........   $   0.25       $  0.25        $  0.21
 Operating Earnings per share:*
    Basic earnings per share .............   $   0.28       $  0.26        $  0.22
    Diluted earnings per share ...........   $   0.27       $  0.25        $  0.21

 *  operating earnings per share excludes the cumulative effect of FAS133 and its ongoing effects during the first quarter


                    Federal Agricultural Mortgage Corporation
                            Supplemental Information


      The following tables set forth quarterly activity regarding: loan purchase commitments; loan purchases and loan guarantees; AMBS issuances; delinquencies; and outstanding guarantees.




                      Commitments to Purchase or Guarantee Farmer Mac I Loans (1)
-------------------------------------------------------------------------------------------------------
                               Long-Term       5 and 7 Year
                               Fixed Rate        Resets           ARMs          Total        Outstanding
                              ------------- ----------------- ------------- --------------- --------------
                                                             (in thousands)
 For the quarter ended:

  March 31, 2001                $ 40,463        $ 11,447       $ 59,494       $ 111,404       $ 18,398
  December 31, 2000              159,039           2,261         70,454         231,753         13,223
  September 30, 2000             288,274         126,909         40,097         455,280         10,983
  June 30, 2000                   45,838           2,822         32,361          81,021          8,641
  March 31, 2000                  10,369          16,835         32,438          59,642         10,707
  December 31,1999               317,357           6,882         75,326         399,565         12,470
  September 30, 1999              26,623          19,384         34,170          80,177         17,010

 For the year ended:
  December 31, 2000              384,944         158,013        164,390         707,347         18,398
  December 31, 1999              537,190          58,065        203,536         798,791         12,470








                      Commitments to Purchase or Guarantee Farmer Mac I Loans (1)
-------------------------------------------------------------------------------------------------------
                               Long-Term       5 and 7 Year
                               Fixed Rate        Resets           ARMs          Total        Outstanding
                              ------------- ----------------- ------------- --------------- --------------
                                                             (in thousands)
 For the quarter ended:

  March 31, 2001                $ 40,463        $ 11,447       $ 59,494       $ 111,404       $ 18,398
  December 31, 2000              159,039           2,261         70,454         231,753         13,223
  September 30, 2000             288,274         126,909         40,097         455,280         10,983
  June 30, 2000                   45,838           2,822         32,361          81,021          8,641
  March 31, 2000                  10,369          16,835         32,438          59,642         10,707
  December 31,1999               317,357           6,882         75,326         399,565         12,470
  September 30, 1999              26,623          19,384         34,170          80,177         17,010

 For the year ended:
  December 31, 2000              384,944         158,013        164,390         707,347         18,398
  December 31, 1999              537,190          58,065        203,536         798,791         12,470


                    Federal Agricultural Mortgage Corporation
                      Supplemental Information (continued)







                          Farmer Mac I AMBS Issuances (2)
-------------------------------------------------------------------------------------------

                               Long-Term       5 and 7 Year
                               Fixed Rate        Resets           ARMs          Total
                              ------------- ----------------- ------------- ---------------
                                                   (in thousands)
 For the quarter ended:
   March 31, 2001                $ 14,425        $ 4,900        $ 47,047       $ 66,372
   December 31, 2000                6,777          1,176          27,824         35,777
   September 30,2000                5,589          3,790          35,916         45,295
   June 30, 2000                   15,122          4,950          36,749         56,821
   March 31, 2000                   6,582         14,616          45,880         67,078
   December 31, 1999              128,641          8,084          17,069        153,794
   September 30, 1999              95,121         33,532          24,744        153,397

 For the year ended:
   December 31, 2000               34,070         24,531         146,370        204,971
   December 31, 1999              359,185         57,887         277,517        694,589











                              Farmer Mac I Delinquencies (3)
---------------------------------------------------------------------------------------------------------------------
                                                                                            Distribution of Post-1996
                             Post-1996       Pre-1996                                           Act Delinquencies
As of:                          Act           Act (5)         Total                           as of March 31, 2001
                           ------------------------------ ---------------                   -------------------------
                                                                                             By loan-to-value ratio:
   March 31, 2001              2.62%           5.83%          2.72%                          0.00% to 40.00%     13%
   December 31, 2000           1.25%           6.49%          1.44%                         40.01% to 50.00%     15%
   September 30, 2000          1.80%           5.55%          1.96%                         50.01% to 60.00%     31%
   June 30, 2000               1.25%           4.12%          1.41%                         60.01% to 70.00%     38%
   March 31, 2000              1.45%           4.89%          1.65%                         70.01% to 80.00%      3%
                                                                                                             --------
   December 31, 1999           1.05%           3.04%          1.18%                                Total        100%
                                                                                                             --------

                    Federal Agricultural Mortgage Corporation
                      Supplemental Information (continued)









                                                       Outstanding Guarantees (4)
                           Farmer Mac I
                           Post-1996 Act                     Pre-1996       Farmer                      Held in
                               AMBS           LTSPC             Act         Mac II       Total       Portfolio (5)
                                                                      (in thousands)
 As of:
  March 31, 2001        $  1,466,443    $  1,083,528    $     72,646    $  549,003  $  3,171,620    $  1,648,896
  December 31, 2000        1,615,914         862,804          83,513       517,703     3,079,934       1,581,905
  September 30, 2000       1,621,516         707,850          92,536       491,820     2,913,722       1,571,315
  June 30, 2000            1,354,623         575,143         100,414       467,352     2,497,532       1,292,359
  March 31, 2000           1,310,710         551,423         107,403       387,992     2,357,528       1,268,889
  December 31, 1999        1,266,522         575,097         118,214       383,266     2,343,099       1,237,623
  September 30, 1999       1,118,266         367,934         130,452       377,663     1,994,315       1,190,741






(1) Includes long-term standby purchase commitments ("LTSPCs"), which obligate Farmer Mac to purchase loans in the pool at par when they become four or more months delinquent. In exchange, Farmer Mac receives an annual commitment fee on the outstanding balance of the pool over the life of the loans.
(2) Includes AMBS issued and retained by Farmer Mac. Such transactions totaled $33.9 million in first quarter 2001, $20.7 million in fourth quarter 2000, $25.0 million in third quarter 2000, $21.7 million in second quarter 2000, $46.5 million in first quarter 2000 and $50.6 million in fourth quarter 1999.
(3)  Includes loans 90 days or more past due, in foreclosure or in bankruptcy.
(4) Pre-1996 Act loans back securities that are supported by unguaranteed subordinated interests representing approximately 10 percent of the balance of the loans. Farmer Mac assumes 100 percent of the credit risk on post-1996 Act loans. Farmer Mac II loans are guaranteed by the U.S. Department of Agriculture.
(5)  Included in total outstanding guarantees.